Exhibit 99.1

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

CONTACT:	David Dick
Chief Financial Officer
212-590-6200

ICR
Jean Fontana 646-277-1214

dELiA*s, INC. ANNOUNCES

THIRD QUARTER 2013 RESULTS

New York, NY – November 21, 2013 – dELiA*s, Inc. (NASDAQ: DLIA), a multi-channel retail company primarily marketing to teenage girls, today announced the results for its third quarter of fiscal 2013.

dELiA*s, Inc. results for all periods presented reflect its former Alloy business as a discontinued operation. All financial results in this press release are for continuing operations only unless otherwise stated.

Third Quarter Fiscal 2013 Highlights:

•

Total revenue decreased 28.9% to $33.0 million from $46.4 million in the third quarter of fiscal 2012. Revenue from the retail segment decreased 30.9% to $24.3 million, including a comparable store sales decrease of 22.9%. Revenue from the direct segment decreased 22.6% to $8.7 million.

•

Consolidated gross margin was 12.9% compared to 32.8% in the prior year quarter, primarily due to increased inventory reserves and lower merchandise margins in connection with clearing legacy product, as well as the deleveraging of occupancy costs.

•	Stockholders ratified the issuance of $21.8 million of convertible notes and approved the issuance of 20.7 million shares of common stock upon conversion of the notes.

•

Loss from continuing operations was $19.3 million, including $3.3 million in non-cash store impairment charges and $2.9 million in non-cash charges related to the note conversion, compared to a loss from continuing operations for the third quarter of fiscal 2012 of $2.1 million.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Tracy Gardner, Chief Executive Officer, commented, “While we expected the third quarter to be tough, our results were further pressured by a challenging retail environment. We significantly reduced inventory levels by taking aggressive markdowns in order to work through underperforming legacy merchandise. However, we were encouraged by the strong customer response to the newness we have been able to deliver thus far. We plan to continue to bring in new product that is more differentiated to the dELiA*s customer in December and more notably in the first quarter. Overall, our new merchandising and marketing teams are working diligently to develop a stronger brand image and merchandise assortment that resonates with our girl. We believe this turnaround will take time, but remain confident in the long term potential of the dELiA*s brand.”

Results by Segment

Retail Segment Results

Total revenue for the retail segment for the third quarter of fiscal 2013 decreased 30.9% to $24.3 million from $35.2 million in the third quarter of fiscal 2012. This decrease was primarily due to a comparable store sales decrease of 22.9%, as well as a 5% reduction in store count.

Gross margin for the retail segment, which includes distribution, occupancy and merchandising costs, was 10.0% for the third quarter of fiscal 2013 compared to 29.5% in the prior year period. The decrease in gross margin included a 500 basis point reduction related to increased markdown and other inventory reserves and a 600 basis point reduction in merchandise margins in connection with clearing underperforming legacy inventory, as well as an 800 basis point reduction due to the deleveraging of occupancy costs on lower revenues.

Selling, general and administrative (SG&A) expenses for the retail segment were $11.0 million, or 45.1% of sales, in the third quarter of fiscal 2013 compared to $12.2 million, or 34.8% of sales, in the prior year period. The reduction in SG&A expenses in dollars reflects reduced selling, overhead and depreciation expenses offset, in part, by an increase in stock-based compensation. The increase in SG&A expenses as a percent of revenues reflects the deleveraging of selling, overhead and depreciation expenses on lower revenues.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

The operating loss for the third quarter of fiscal 2013 for the retail segment was $11.8 million compared to $1.7 million in the prior year period. The operating loss for the third quarter of fiscal 2013 included $3.3 million of non-cash impairment charges related to underperforming stores.

The Company closed one store location during the third quarter of fiscal 2013, ending the period with 102 stores.

Direct Segment Results

Total revenue for the direct segment for the third quarter of fiscal 2013 decreased 22.6% to $8.7 million from $11.2 million in the third quarter of fiscal 2012. Catalog circulation for the third quarter of fiscal 2013 decreased 16.3% compared to the prior year quarter predominantly due to a reduction in unprofitable circulation.

Gross margin for the direct segment was 21.2% for the third quarter of fiscal 2013 compared to 43.0% in the third quarter of fiscal 2012. The decrease in gross margin included a 400 basis point reduction related to increased markdown and other inventory reserves and a 1,500 basis point reduction in merchandise margins in connection with clearing underperforming legacy inventory, as well as a 200 basis point reduction due to increased shipping and handling costs as a percent of revenues.

SG&A expenses for the direct segment were $6.2 million, or 71.5% of sales, in the third quarter of fiscal 2013 compared to $6.2 million, or 55.1% of sales, in the prior year period. SG&A expenses in dollars for fiscal 2013 included reduced selling, overhead and depreciation expenses compared to the prior year period, offset by increased stock-based compensation expense. The increase in SG&A expenses as a percent of revenues reflects the deleveraging of selling, overhead and depreciation expenses on lower revenues.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Operating loss for the third quarter of fiscal 2013 for the direct segment was $4.2 million, compared to $0.2 million in the prior year period, which included an incremental gift card breakage benefit of $1.0 million.

Conversion of Private Placement Notes

During the third quarter of fiscal 2013, the Company obtained stockholder ratification of the issuance of $21.8 million in principal amount of its secured 7.25% convertible notes and approval for the conversion of those convertible notes into equity. As a result of the market price of the stock on the date of conversion being in excess of the issue price, the Company recorded $2.9 million in non-cash charges. A $0.5 million charge related to the participation of certain insiders in the convertible note offering was included in stock-based compensation expense, while the remaining $2.4 million was included in interest expense. The Company used the net proceeds it received from the note offering for the repayment of outstanding amounts under its revolving credit facility with Salus Capital.

Balance Sheet Highlights

At the end of the third quarter of fiscal 2013, cash and cash equivalents were $1.9 million compared with $5.9 million at the end of the third quarter of fiscal 2012. At the end of the third quarter of fiscal 2013, the Company had restricted cash of $10.8 million to support outstanding letters of credit. Availability under the Company’s credit facility with Salus Capital was $20.1 million as of the end of the third quarter of fiscal 2013, net of borrowings of $1.2 million.

Total net inventories at the end of the third quarter of fiscal 2013 were $25.9 million compared with $32.3 million at the end of the third quarter of fiscal 2012. Inventory per average retail store was down 16.1% compared to the prior year period, and inventory for the direct segment was down 19.3% compared to the prior year, primarily due to clearance of legacy inventory.

First Nine Month Results

For the nine-month period ended November 2, 2013, total revenue decreased 20.5% to $101.3 million from $127.4 million for the prior year period. Total gross margin was 19.3%

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

compared to 32.0% for the prior year period. SG&A expenses were $51.9 million, or 51.2% of sales, for the first nine months of fiscal 2013, compared to $54.3 million, or 42.6% of sales, for the prior year period.

The operating loss for the first nine months of fiscal 2013 increased to $35.1 million, compared to $11.7 million for the first nine months of fiscal 2012. The operating loss for the first nine months of fiscal 2013 included $3.3 million of non-cash impairment charges related to underperforming stores.

Loss from continuing operations for the first nine months of fiscal 2013 increased to $39.6 million, compared to $11.8 million for the first nine months of fiscal 2012. Included in the first nine months of fiscal 2013 is a gift card breakage benefit of $0.5 million compared to $1.7 million in the first nine months of fiscal 2012. The loss from continuing operations for the first nine months of fiscal 2013 included $3.3 million of non-cash impairment charges related to underperforming stores, and $2.9 million in non-cash charges related to the conversion of the notes payable to equity.

Interest expense for the first nine months of fiscal 2013 was $4.4 million, including $2.4 million in non-cash charges related to the conversion of the notes payable to equity, compared to $0.5 million for the first nine months of fiscal 2012.

The provision for income taxes for the first nine months of fiscal 2013 was $0.1 million, compared to an income tax benefit of $0.4 million for fiscal 2012.

Conference Call and Webcast Information

A conference call to discuss third quarter 2013 results is scheduled for Thursday, November 21, 2013 at 4:30 P.M. Eastern Time. The conference call will be webcast live at www.deliasinc.com. A replay of the call will be available through December 21, 2013 and can be accessed by dialing (877) 870-5176 and providing the pass code number 6207507.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

About dELiA*s, Inc.

dELiA*s, Inc. is a multi-channel retail company primarily marketing to teenage girls. It generates revenue by selling apparel, accessories and footwear to consumers through its website, direct mail catalogs and mall-based retail stores.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate,” “believe,” “estimate,” “expect,” “expectation,” “should,” “would,” “project,” “plan,” “predict,” “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, as amended; Quarterly Reports on Form 10-Q; and Registration Statement on Form S-3 (SEC File No. 333-1991143). We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

(unaudited)

	November 2, 2013	October 27, 2012
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,866	$5,919
Inventories, net	25,893	32,271
Prepaid catalog costs	2,271	2,300
Restricted cash	9,608	—
Other current assets	6,169	3,146
Assets held for sale	—	8,308

TOTAL CURRENT ASSETS	45,807	51,944

PROPERTY AND EQUIPMENT, NET	28,411	38,340

GOODWILL	—	4,462

INTANGIBLE ASSETS, NET	2,419	2,419

RESTRICTED CASH	1,203	—

OTHER ASSETS	935	938

TOTAL ASSETS	$78,775	$98,103

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$19,772	$20,461
Bank loan payable	1,233	—
Accrued expenses and other current liabilities	9,897	10,481
Income taxes payable	704	916
Liabilities held for sale	—	4,651

TOTAL CURRENT LIABILITIES	31,606	36,509

DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES	8,724	9,825

TOTAL LIABILITIES	40,330	46,334

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred Stock, $.001 par value; 25,000,000 shares authorized, none issued	—	—
Common Stock, $.001 par value; 100,000,000 shares authorized; 69,108,614 and 31,684,387 issued, respectively	69	32
Additional paid-in capital	137,839	99,788
Accumulated deficit	(99,391)	(48,051)
Treasury stock at cost; 49,807 and -0- shares, respectively	(72)	—

TOTAL STOCKHOLDERS’ EQUITY	38,445	51,769

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$78,775	$98,103

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Thirteen Weeks Ended
	November 2, 2013		October 27, 2012

NET REVENUES	$32,998	100.0%	$46,399	100.0%

Cost of goods sold	28,740	87.1%	31,200	67.2%

GROSS PROFIT	4,258	12.9%	15,199	32.8%

Selling, general and administrative expenses	17,187	52.1%	18,420	39.7%

Impairment of long-lived assets	3,251	9.9%	—	0.0%

Other operating income	(152)	-0.5%	(1,284)	-2.8%

TOTAL OPERATING EXPENSES	20,286	61.5%	17,136	36.9%

OPERATING LOSS	(16,028)	-48.6%	(1,937)	-4.2%

Interest expense	3,240	9.8%	159	0.3%

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(19,268)	-58.4%	(2,096)	-4.5%

Provision (benefit) for income taxes	21	0.1%	(34)	-0.1%

LOSS FROM CONTINUING OPERATIONS	(19,289)	-58.5%	(2,062)	-4.4%

(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	(62)	-0.2%	65	0.1%

NET LOSS	$(19,351)	-58.6%	$(1,997)	-4.3%

BASIC AND DILUTED LOSS PER SHARE:

LOSS FROM CONTINUING OPERATIONS	$(0.40)		$(0.06)

(LOSS) INCOME FROM DISCONTINUED OPERATIONS	$(0.00)		$0.00

NET LOSS PER SHARE	$(0.40)		$(0.06)

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING	48,799,333		31,355,085

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Thirty-Nine Weeks Ended
	November 2, 2013		October 27, 2012

NET REVENUES	$101,342	100.0%	$127,421	100.0%

Cost of goods sold	81,784	80.7%	86,620	68.0%

GROSS PROFIT	19,558	19.3%	40,801	32.0%

Selling, general and administrative expenses	51,880	51.2%	54,287	42.6%

Impairment of long-lived assets	3,251	3.2%	—	0.0%

Other operating income	(467)	-0.5%	(1,740)	-1.4%

TOTAL OPERATING EXPENSES	54,664	53.9%	52,547	41.2%

OPERATING LOSS	(35,106)	-34.6%	(11,746)	-9.2%

Interest expense	4,412	4.4%	477	0.4%

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(39,518)	-39.0%	(12,223)	-9.6%

Provision (benefit) for income taxes	74	0.1%	(402)	-0.3%

LOSS FROM CONTINUING OPERATIONS	(39,592)	-39.1%	(11,821)	-9.3%

(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	(1,078)	-1.1%	937	0.7%

NET LOSS	$(40,670)	-40.1%	$(10,884)	-8.5%

BASIC AND DILUTED LOSS PER SHARE:

LOSS FROM CONTINUING OPERATIONS	$(1.06)		$(0.38)

(LOSS) INCOME FROM DISCONTINUED OPERATIONS	$(0.03)		$0.03

NET LOSS PER SHARE	$(1.09)		$(0.35)

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING	37,417,287		31,334,288

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Thirty-Nine Weeks Ended
	November 2, 2013	October 27, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(40,670)	$(10,884)
(Loss) income from discontinued operations	(1,078)	937

Loss from continuing operations	(39,592)	(11,821)
Adjustments to reconcile net loss to net cash used in operating activities of continuing operations:
Depreciation and amortization	6,669	7,372
Deferred financing fees	745	163
Stock-based compensation	1,617	516
Interest on conversion of notes payable to equity	2,370	—
Impairment of long-lived assets	3,251	—
Changes in operating assets and liabilities:
Inventories	(1,053)	(7,546)
Prepaid catalog costs and other assets	(2,299)	(1,455)
Restricted cash	(10,811)	—
Income taxes payable	81	180
Accounts payable, accrued expenses and other liabilities	(8,830)	(5,897)

Total adjustments	(8,260)	(6,667)

Net cash used in operating activities of continuing operations	(47,852)	(18,488)
Net cash used in operating activities of discontinued operations	(1,328)	(262)

NET CASH USED IN OPERATING ACTIVITIES	(49,180)	(18,750)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2,450)	(3,757)

Net cash used in investing activities of continuing operations	(2,450)	(3,757)
Net cash provided by investing activities of discontinued operations	2,591	—

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	141	(3,757)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of issuance costs	13,926	—
Purchase of treasury stock	(72)	—
Proceeds from the exercise of stock options	33	—
Proceeds from bank borrowings	1,233	—
Payment of deferred financing fees	(1,007)	—
Sale of notes payable and conversion to equity, net of issuance costs	19,980	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	34,093	—

NET DECREASE IN CASH AND CASH EQUIVALENTS	(14,946)	(22,507)
CASH AND CASH EQUIVALENTS, beginning of period	16,812	28,426

CASH AND CASH EQUIVALENTS, end of period	$1,866	$5,919

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

SELECTED OPERATING DATA

(in thousands, except number of stores)

(unaudited)

	For The Thirteen Weeks Ended		For The Thirty-Nine Weeks Ended
	November 2, 2013	October 27, 2012	November 2, 2013		October 27, 2012

Channel net revenues:
Retail	$24,304	$35,172	$73,499		$92,753
Direct (1)	8,694	11,227	27,843		34,668

Total net revenues	$32,998	$46,399	$101,342		$127,421

Comparable store sales	(22.9%)	2.4%	(15.4%)		7.3%

Catalogs mailed (1)	3,533	4,221	12,727		12,612

Inventory - retail	$16,994	$21,250	$16,994		$21,250

Inventory - direct (1)	$8,899	$11,021	$8,899		$11,021

Number of stores:
Beginning of period	103	109	104		113
Opened	—	—	2	*	1	**
Closed	1	2	4	*	7	**

End of period	102	107	102		107

Total gross sq. ft @ end of period	393.4	410.8	393.4		410.8

*	Totals include two stores that were closed and relocated to alternative sites in the same malls during the first nine months of fiscal 2013.
**	Totals include one store that was closed and relocated to an alternative site in the same mall during the first nine months of fiscal 2012.
(1)	Restated to exclude the Alloy business